PRESIDENT'S OPTION AGREEMENT

THIS AGREEMENT IS MADE AS OF THE __TH DAY OF ________________, 200__ (THE "AGREEMENT DATE")

BETWEEN:

PACIFIC RODERA VENTURES INC., a company duly incorporated under the laws of the Province of British Columbia, having a place of business at 707-1030 West Georgia Street, Vancouver, BC V6E 2Y3;

(the "Company")

And:

__________________________________

__________________________________

__________________________________

__________________________________

(the "President")

WHEREAS the Company would like to grant to the President an option to purchase common shares of the Company on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the covenants and agreements herein contained the parties hereto covenant and agree (the "Agreement") as follows:

1. From and including the Agreement Date through to and including the day three years from the Agreement Date (the "Termination Date"), the President shall have and be entitled to and the Company hereby grants to the President an option (the "Option") to purchase all or any portion of _________ common shares without par value in the capital stock of the Company from treasury at the price of $_____ per share.

2. The Option shall vest at the following rates:

a) _______ shares on _______________, 200__;

b) _______ shares on _______________, 200__;

c) _______ shares on _______________, 200__;

d) _______ shares on _______________, 200__;

e) _______ shares on _______________, 200__;

3. The Option shall immediately vest such that the entire Option will be immediately exercisable by the Employee if:

a) there is a merger or amalgamation of the Company with another corporation; or

b) there is any transaction whereby all of the Company's issued and outstanding shares are acquired by or become subject to a takeover bid by another corporation.

4. Subject to the terms of this Agreement, the right to take up shares pursuant to the Options is exercisable by the President giving notice in writing to the Company accompanied by a cheque, certified if so required by the Company, in favour of the Company for the full amount of the purchase price of the shares then being purchased. Provided such written notice and payment are received by the Company prior to 5:00 p.m. local time on the Termination Date at its address first above written, the Company covenants and agrees to issue and deliver to the President, forthwith thereafter, a share certificate for the number of shares so purchased registered in the President's name.

5. This is an Option only and does not impose upon the President any obligation to take up and pay for any of the shares under Option.

6. The Option shall not be assignable or transferable by the President otherwise than by Will or the law of intestacy and the Option may be exercised during the lifetime of the President only by the President himself or herself, as the case may be.

7. This Option shall terminate 15 days after the President ceases to be an officer of the Company at which time only the vested portion of the Option shall be entitled to be exercised save and except where the President ceases to be an officer of the Company as a result of:

a) an order of the Superintendent of Brokers for B.C., B.C. Securities Commission, Canadian Venture Exchange or any securities regulatory body having jurisdiction to so order,

in which case the Option shall terminate on the date the President ceases to be an officer of the Company.

8. If the President should die while still an officer of the Company, the vested portion of the Option may then be exercised by the President's legal heirs or personal representatives to the same extent as if the President were alive and an officer of the Company for a period of 90 days after the President's death but only for such shares as the President was entitled to purchase pursuant to the Option at the date of the President's death.

9. This Agreement and any amendments hereto are subject to the approval of the Canadian Venture Exchange and, if the President is an insider (as that term is defined in the Securities Act, S.B.C. 1985, c. 83 as amended) of the Company, by the members of the Company. In the event such approvals are not obtained within 60 days of the Agreement Date, this Agreement shall be null and void and of no further force and effect.

10. In the event of any subdivision, consolidation or other change in the share capital of the Company while any portion of the Option is outstanding, the number of shares under option to the President and the exercise price thereof shall be adjusted in accordance with such subdivision, consolidation or other change in the share capital of the Company.

11. In the event that the Company undertakes an amalgamation, merger, reorganization or other arrangement while any portion of the Option is outstanding, the number of shares under option to the President and the exercise price thereof shall be adjusted in accordance with such amalgamation, merger, reorganization or other arrangement.

11. The Company hereby covenants and agrees to and with the President that it will reserve in its treasury sufficient shares to permit the issuance and allotment of shares to the President in the event the President exercises the Option.

12. The Company hereby represents that as of the Agreement Date that the President is a bona fide officer of either the Company, a subsidiary of the Company or a management company providing services to the Company (other than investor relations).

IN WITNESS WHEREOF the parties have hereunto caused these presents to be executed effective as of the day and year above written.

The CORPORATE SEAL of Pacific Rodera
Ventures Inc. was hereunto
affixed in the presence of:
____________________________________
____________________________________

SIGNED, SEALED AND DELIVERED by
____________________________ in the
presence of:
	____________________________________	__________________________________
	Signature of Witness	President's Signature

Name of Witness:	____________________________________
Address of Witness:	____________________________________
____________________________________
Occupation of Witness:	____________________________________